Exhibit 10.1

Execution Version

THIS TRANSACTION SUPPORT AGREEMENT AND THE TERM SHEET ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT COLLECTIVELY DESCRIBE A PROPOSED RECAPITALIZATION OF WEWORK INC., A DELAWARE CORPORATION, AND CERTAIN OF ITS SUBSIDIARIES ON THE TERMS AND CONDITIONS SET FORTH ON EXHIBIT A ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT.

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF THE COMPANY PARTIES (AS DEFINED BELOW). THIS TRANSACTION SUPPORT AGREEMENT IS A SETTLEMENT PROPOSAL PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS AND AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS TRANSACTION SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS TRANSACTION SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this “Agreement”) is made and entered into as of March 17, 2023 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, a “Party” and, collectively, the “Parties”):1

i.

WeWork Inc., a corporation incorporated under the Laws of Delaware (“WeWork”), WeWork Companies LLC, a limited liability company organized under the Laws of Delaware (the “Issuer” or “WeWork LLC”), WW Co-Obligor Inc., a corporation incorporated under the Laws of Delaware (the “Co-Issuer”), each “Guarantor” under each of the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture as of the date hereof, and the “WeWork Guarantors” under the Credit Agreement (the Entities in this sub-clause (i), collectively, the “Company Parties”);

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings given to them in Section 1.

ii.

SoftBank Vision Fund II-2, L.P., a limited partnership established in Jersey, acting by its manager SB Global Advisers Limited, a limited company incorporated under the Laws of England and Wales (together with its Affiliates, “SVF II”), StarBright WW LP, a Cayman Islands exempted limited partnership, acting by its general partner, StarBright Limited, a Cayman Islands exempted company (“StarBright”), SVF II WW Holdings (Cayman) Limited, a Cayman Island exempted company (“SVF Holdings”), and SVF II WW (DE) LLC, a Delaware limited liability company (“SVF WW,” and collectively with SVF II, StarBright, and SVF Holdings, “SoftBank”), each in its capacity as (a) a holder of Secured Notes Claims, Unsecured Notes Claims, or Equity Interests in WeWork or (b) “SVF II Obligor,” as defined in the Credit Agreement, as applicable; and

iii.

the holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of funds or accounts in their capacities as holders of, Unsecured Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this sub-clause (iii), collectively, the “Consenting Noteholders”).

RECITALS

WHEREAS, the Parties have in good faith and at arm’s length negotiated or been apprised of certain transactions with respect to the Company Parties’ capital structure on the terms and conditions set forth in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the “Term Sheet,” and such transactions as described in this Agreement and the Term Sheet, the “Transactions”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Transactions on the terms and conditions set forth in this Agreement and the Term Sheet.

NOW, THEREFORE, in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions. The following terms shall have the following definitions:

“5.00% Unsecured Notes, Series I” means the Issuer’s 5.00% Senior Notes due 2025, Series I, issued pursuant to the 5.00% Unsecured Notes Indenture in an aggregate principal amount outstanding of $1.65 billion.

“5.00% Unsecured Notes, Series II” means the Issuer’s 5.00% Senior Notes due 2025, Series II, issued pursuant to the 5.00% Unsecured Notes Indenture in an aggregate principal amount outstanding of $550 million.

“5.00% Unsecured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

“7.875% Unsecured Notes” means the Issuer’s 7.875% Senior Notes due 2025 issued pursuant to the 7.875% Unsecured Notes Indenture in an aggregate principal amount outstanding of $669 million.

“7.875% Unsecured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Senior Notes Indenture, dated of April 30, 2018, by and among the Issuer, as successor to WeWork Companies Inc., as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Wells Fargo Bank, National Association), as trustee.

“Ad Hoc Group” means the ad hoc group of holders of Unsecured Notes Claims represented by the Ad Hoc Group Advisors.

“Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP and Ducera Partners LLC, as counsel and financial advisor, respectively, to the Ad Hoc Group.

“Advisors” means, collectively, the Ad Hoc Group Advisors and the SoftBank Advisors.

“Affiliate” means, with respect to any specified Person or Entity, any other Person or Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person or Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person or Entity, whether through the ownership of voting securities, by agreement, or otherwise; provided that Parties with investments managed by separate Persons or Entities shall be deemed to be Affiliates of one another if the Persons or Entities who manage their investments are themselves under common control; provided, further, that notwithstanding anything to the contrary within the definition of “Affiliate,” WeWork, any of WeWork’s controlled Affiliates, SoftBank Vision Fund L.P. (“SVF”), SVF Endurance (Cayman) Limited (“SVF Endurance”),2 and any portfolio companies of SoftBank shall be deemed not to be Affiliates of SoftBank.

“Agents” means, collectively, any administrative agent, collateral agent, or similar Entity under the Credit Agreement or the Secured Notes Indenture, including any successors thereto.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02 (including the Term Sheet).

[2]	For the avoidance of doubt, neither SVF nor SVF Endurance shall be bound by the terms of this Agreement unless such party executes a Joinder.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, exchange, extension, sale, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt, or equity of the Company Parties and their respective subsidiaries (taken as a whole), that, in each case, would reasonably be expected to materially interfere with, delay, or preclude consummation of, or is an alternative to, the Transactions; provided, however, that the Transactions shall not individually or collectively be considered an Alternative Transaction so long as such transactions are consistent with the terms of this Agreement, as it may be amended in accordance with Section 13.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of October 20, 2021, by and among WeWork, BowX Sponsor, LLC, SOF-X WW Holdings, L.P., SOF-XI WW Holdings, L.P., and certain other parties thereto.

“Backstop Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Backstop Commitment Agreement attached hereto as Exhibit D.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Laws of the state of New York.

“Claim” means any (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of title 11 of the United States Code.

“Closing Date” means the date of the satisfaction (or waiver, if applicable) of the closing conditions set forth in the Definitive Documents and the consummation of the Transactions.

“Commencement Date” means April 15, 2023, or such later date reasonably acceptable to the Company Parties, SoftBank, and the Required Consenting Noteholders.

“Company Claims/Equity Interests” means, collectively, any Claim against, or Equity Interest in, a Company Party or a wholly or partially owned direct or indirect subsidiary of any Company Party, including the Secured Notes Claims, the Unsecured Notes Claims, and the LC Facilities Claims.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Transactions.

“Consent Solicitations” means the Issuer and Co-Issuer soliciting consents from the Unsecured Noteholders for certain proposed amendments to the Unsecured Notes Indentures to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indentures.

“Credit Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Credit Agreement, dated as of December 27, 2019, by and among WeWork LLC, SVF II, the issuing creditors and letter of credit participants from time to time party thereto, Goldman Sachs International Bank, as senior tranche administrative agent, Kroll Agency Services Limited, as junior tranche administrative agent, and the other parties thereto from time to time.

“Definitive Documents” means the documents described in Section 3.

“Entity” means any person, individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Body or any agency or political subdivision of any Governmental Body, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Equity Interests” means, collectively, shares of common stock, shares of preferred stock, limited liability company interests, and any other equity or ownership interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into or exercisable for shares of common stock, shares of preferred stock, limited liability company interests, or other equity or ownership interests of any Company Party.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offers” means the Issuer and Co-Issuer commencing offers to exchange any and all of the outstanding Series of Public Notes on the terms set forth in the Term Sheet.

“Existing Documents” means, collectively, the Indentures, the Credit Agreement, and all documents and agreements (including amendments and/or supplemental indentures) related thereto.

“First Lien/Second Lien/Third Lien Intercreditor Agreement” has the meaning set forth in the Backstop Commitment Agreement.

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange).

“Indentures” means, collectively, the Secured Notes Indenture and the Unsecured Notes Indentures.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Joinder” means an executed joinder providing, among other things, that the signing holder of Company Claims/Equity Interests agrees to be bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is adopted, promulgated, issued, or entered by a Governmental Body of competent jurisdiction.

“LC Facilities Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Credit Agreement.

“Material Adverse Effect” means any Event after the date hereof which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, operations, assets, properties, or financial condition of the Company Parties, taken as a whole, or (b) the ability of the Company Parties, taken as a whole, to perform their respective obligations under, or to consummate the Transactions, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (ii) the execution, announcement, or performance of this Agreement, the Backstop Commitment Agreement, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Transactions; (iii) changes in the market price or trading volume of the claims or equity or debt securities of the Company Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (iv) any action taken at the express written request of SoftBank and the Required Consenting Noteholders or taken by such Parties, including any breach of this Agreement by SoftBank or any Consenting Noteholder; (v) any failure by the Company Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); or (vi) any events or developments arising from or related to the breach of this Agreement or the Backstop Commitment Agreement by SoftBank or any Consenting Noteholder; provided that the exceptions set forth in clause (i) of this definition shall apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries in which the Company Parties operate, but in each case, solely to the extent of such disproportionate impact.

“New Registration Rights Agreement” means that certain agreement documenting the registration rights contemplated by the Term Sheet.

“NPA” means, as each may be amended, supplemented, or otherwise modified from time to time, (a) that certain Master Senior Unsecured Notes Note Purchase Agreement, dated as of December 27, 2019, by and among the Issuer, the Co-Issuer, and StarBright and (b) that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021, by and among the Issuer, the Co-Issuer, and SVF II.

“Outside Date” means, with respect to the Consenting Noteholders, June 30, 2023, and, with respect to SoftBank, May 31, 2023, in each case as such date may be amended pursuant to Section 13.

“Pari Passu Intercreditor Agreement” has the meaning set forth in the Backstop Commitment Agreement.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a government Entity, an unincorporated organization, a group or any legal Entity or association.

“Required Consenting Noteholders” means, as of the relevant date, Consenting Noteholders holding, in the aggregate, at least a majority of the aggregate outstanding principal amount of each Series of Public Notes that are held by the Consenting Noteholders.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes” means the Issuer’s Senior Secured Notes due 2025 issued pursuant to the Secured Notes Indenture.

“Secured Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Secured Notes or the Secured Notes Indenture.

“Secured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Senior Secured Notes Indenture, dated as of January 3, 2023, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Series of Public Notes” means, individually, any of (a) the 5.00% Unsecured Notes, Series II, and (b) the 7.875% Unsecured Notes.

“SoftBank Advisors” means, collectively, Weil, Gotshal & Manges LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to SoftBank.

“SoftBank Commitment Agreement” means that certain Purchase, Exchange and Sale Agreement to be entered into by WeWork, the Issuer, the Co-Issuer, and certain SoftBank Entities.

“Special Committee” means the special committee of the board of directors of WeWork in respect of “Project Landlord.”

“Stockholder Rights Plan” means a stockholder rights agreement designed to protect the Company’s U.S. tax attributes (including net operating loss carryforwards) and the dividend or distribution of rights to purchase equity securities (or securities convertible into equity securities) of the Company pursuant to such stockholder rights agreement and the transactions contemplated thereby, including the issuance of equity securities (or securities convertible into equity securities) of the Company pursuant to the exercise of such rights.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 12.

“Third-Party Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Securities Purchase and Commitment Agreement, dated as of the date hereof, by and among WeWork, WeWork LLC, and the Co-Issuer, and Cupar Grimmond, LLC.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hedge, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

“Transfer Agreement” means an executed transfer agreement providing, among other things, that a transferee agrees to be bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit B.

“Trustees” means, collectively, any indenture trustee or other trustee or similar Entity under the Indentures.

“Unsecured Notes” means, collectively, the 5.00% Unsecured Notes, Series I, the 5.00% Unsecured Notes, Series II, and the 7.875% Unsecured Notes.

“Unsecured Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Unsecured Notes or the Unsecured Notes Indentures.

“Unsecured Notes Indentures” means, collectively, the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture.

“Unsecured Noteholders” means the holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of funds or accounts in their capacities as holders of, Unsecured Notes Claims.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i) the use of “include” or “including” is without limitation, whether stated or not; and

(j) the use of “or” shall not be exclusive.

Section 2. Effectiveness of this Agreement.

2.01. Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties as of the time and date on which all of the following conditions have been satisfied or waived in accordance with this Agreement (the “Agreement Effective Date”):

(a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(b) SVF II and StarBright shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(c) each of the Consenting Noteholders, holding or beneficially owning in the aggregate at least fifty percent (50%) of the aggregate outstanding principal amount of each of the 5.00% Unsecured Notes, Series II, and the 7.875% Unsecured Notes, shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(d) the Backstop Commitment Agreement and the Third-Party Commitment Agreement shall each (i) have been agreed to and executed by the applicable parties thereto and (ii) be in full force and effect;

(e) counsel to the Company Parties shall have given notice to each of counsel to SoftBank and counsel to the Consenting Noteholders in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2.01 have occurred;

(f) the Company Parties shall have paid all invoiced, unpaid, and reasonable fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with the terms of their respective engagement letters or fee letters with the Company Parties; and

(g) the Company Parties shall have paid all invoiced, unpaid, and reasonable fees, costs, and out-of-pocket expenses of the SoftBank Advisors in accordance with the terms of their respective engagement letters or fee letters.

2.02. Without limiting any provision of Section 8, following the Agreement Effective Date, additional holders of Company Claims/Equity Interests may become parties to this Agreement with the consent of the Company Parties by executing a Joinder.

Section 3. Definitive Documents.

3.01. The Definitive Documents shall include all documents governing or otherwise relating to the Transactions, including the Backstop Commitment Agreement, the Pari Passu Intercreditor Agreement, the New Registration Rights Agreement, the First Lien/Second Lien/Third Lien Intercreditor Agreement, the SoftBank Commitment Agreement, the Third-Party Commitment Agreement, and the indentures and related security documents for the notes issued in connection with the Exchange Offers. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation in good faith and completion. Upon completion or execution, each of the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, form, letter, or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, including the Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 13, and consistent with the terms of the Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 13. Notwithstanding anything to the contrary contained herein or in the Term Sheet, each of the Definitive Documents not executed or not in a form attached to this Agreement as of the Execution Date shall be negotiated in good faith by the applicable Parties thereto and, upon completion or execution, shall be in form and substance reasonably acceptable to the Company Parties, SoftBank, and the Required Consenting Noteholders.

Section 4. Commitments of SoftBank and the Consenting Noteholders.

4.01. Affirmative Commitments. During the Agreement Effective Period, each of SoftBank and each Consenting Noteholder agrees, in respect of all of its Company Claims/Equity Interests, to:

(a) support, approve, implement, reasonably cooperate with each of the Parties, and take all commercially reasonable actions reasonably necessary, or reasonably requested by any other Party to facilitate the implementation and consummation of the Transactions in accordance with this

Agreement and the Term Sheet, including voting and exercising any powers or rights available to it (including in any board, shareholders’, creditors’, or noteholders’ meeting or in any process requiring voting, approval or any action to which they are legally entitled to participate, including, as applicable, tendering any Series of Public Notes and delivering irrevocable consents with respect to any Series of Public Notes in connection with the Transactions), in each case, in favor of any matter requiring voting, approval, or action to the extent reasonably necessary, or reasonably requested by any other Party to implement the Transactions, including the provision of any registration rights pursuant to the terms of the Amended and Restated Registration Rights Agreement;

(b) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Transactions from the Company Parties’ other material stakeholders and the issuing creditors, letter of credit participants, and other applicable parties under the Credit Agreement, including, with respect to the SVF II Obligor, by entering into a credit support letter with respect to the maturity extension of the letter of credit facilities under the Credit Agreement as described in the Term Sheet;

(c) use commercially reasonable efforts to oppose any party or Person from taking any actions contemplated in Section 4.02;

(d) give any notice, order, instruction, consent, or direction to the Agents and Trustees applicable to SoftBank’s or such Consenting Noteholders’, as applicable, Company Claims/Equity Interests to the extent necessary to give effect to the Transactions;

(e) use commercially reasonable efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, as reasonably determined by the Company Parties, SoftBank, and the Required Consenting Noteholders;

(f) solely with respect to SoftBank, enter into a letter agreement with WeWork consistent with the terms attached hereto as Exhibit E (the “Governance Term Sheet”), which term sheet represents a binding commitment between WeWork (acting through the Special Committee) and SoftBank; provided, however, for the avoidance of doubt, any commitments or obligations pursuant to the Governance Term Sheet shall terminate if the Transactions contemplated hereunder are not consummated for any reason;

(g) solely with respect to each Consenting Noteholder, commit to (i) tender for exchange, and in each case not withdraw, (A) all Public Notes owned by such Consenting Noteholder on or before the Early Exchange Time (as defined in the Backstop Commitment Agreement) and (B) all Public Notes owned by such Consenting Noteholder on or before the Early Exchange Time not previously tendered pursuant to clause (A), in each case in accordance with the terms and procedures set forth in the Offering Memorandum (as defined in the Backstop Commitment Agreement), and, (ii) in connection with its tender of Public Notes, participate in the Consent Solicitations; provided that, notwithstanding anything to the contrary contained herein, the Early Exchange Time shall not occur until the later of (A) April 10, 2023 and (B) such time as there is no default under the Credit Agreement that has not been expressly waived or cured pursuant to the terms of the Credit Agreement as of the date hereof; provided, further, that no such waiver may be effected without the consent of the Required Consenting Noteholders;

(h) negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents that are consistent with this Agreement and the Term Sheet and to which it is required to be a party;

(i) support and cooperate with the Company Parties and other Parties to consummate the Transactions in accordance with this Agreement, the Term Sheet, and the applicable Definitive Documents;

(j) if SoftBank has actual knowledge of a breach by SoftBank of SoftBank’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto;

(k) if any Consenting Noteholder has actual knowledge of a breach by any Consenting Noteholder of such Consenting Noteholder’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto; and

(l) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, (i) take all reasonable steps necessary to eliminate any such impediment and (ii) negotiate, subject to applicable Laws and regulations, in good faith appropriate additional or alternative provisions to eliminate any such impediments; provided that (A) the material terms of the Transactions as contemplated herein and in the Term Sheet shall be substantially preserved and (B) the additional or alternative provisions cannot have a material and adverse impact on the consideration or economic treatment of SoftBank or the Consenting Noteholders.

4.02. Negative Commitments. During the Agreement Effective Period, each of SoftBank and each Consenting Noteholder agrees, in respect of all of its Company Claims/Equity Interests, that it shall not, directly or indirectly, and shall not direct or encourage any of its Affiliates or any third party to, directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere or that would be inconsistent with acceptance, implementation, or consummation of the Transactions;

(b) solicit, participate in, negotiate, propose, support, deliver consents with respect to, tender any securities of the Company Parties in connection with, or vote for any Alternative Transaction or any other transaction other than the Transactions;

(c) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Transactions or this Agreement against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Documents or as otherwise permitted under this Agreement;

(d) exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any of its Company Claims/Equity Interests, including as such actions may relate to the Company Parties’ ownership and possession of their assets; or

(e) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located.

Section 5. Additional Provisions Regarding SoftBank’s and the Consenting Noteholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of SoftBank or any Consenting Noteholder to consult with any other Party or the Company Parties; (b) impair or waive the rights of SoftBank or any Consenting Noteholder to assert or raise any objection not prohibited under this Agreement in connection with the Transactions; (c) prevent SoftBank or any Consenting Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any other Definitive Document; (d) except as expressly contemplated in the Transactions and the Definitive Documents or, with respect to SoftBank, in Section 8.01, limit the ability of SoftBank or any Consenting Noteholder to purchase, sell, exchange, or enter into any other transactions regarding the Company Claims/Equity Interests; (e) constitute a waiver or amendment of any term or provision of any Existing Document, except as expressly contemplated in the Transactions and the Definitive Documents; (f) require SoftBank or any Consenting Noteholder to, other than as expressly set forth in this Agreement or any other Definitive Document, (i) incur, assume, become liable in respect of or suffer to exist any expenses, liabilities, or other obligations or (ii) agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to SoftBank or such Consenting Noteholder, in each case, except with respect to costs and expenses that a Company Party has agreed to reimburse on terms reasonably satisfactory to SoftBank or such Consenting Noteholder, in each case, except as contemplated in the Transactions and the Definitive Documents; or (g) prevent SoftBank or any Consenting Noteholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence, and priority of its Company Claims/Interests or any lien securing any such Claims/Interests.

Section 6. Commitments of the Company Parties.

6.01. Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties agrees to:

(a) support, approve, implement, reasonably cooperate with each of SoftBank and each Consenting Noteholder, and take all commercially reasonable steps reasonably necessary, or reasonably requested by SoftBank or the Required Consenting Noteholders to consummate the Transactions in accordance with this Agreement and the Term Sheet;

(b) use best efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, including making timely filings in order to preserve the eligibility of the Company to use Form S-3 for registration under the Securities Act, as reasonably determined by the Company Parties, SoftBank, and the Required Consenting Noteholders;

(c) use commercially reasonable efforts to seek additional support for the Transactions from their other material stakeholders, and the issuing creditors, letter of credit participants, and other applicable parties under the Credit Agreement, to the extent the Company Parties deem it reasonably prudent to consummate the Transactions;

(d) negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents and any other agreements that are necessary or advisable to effectuate and consummate the Transactions as contemplated by this Agreement;

(e) on or prior to the Commencement Date, distribute the documents for the Consent Solicitations and Exchange Offers to eligible holders of the Unsecured Notes and file a preliminary proxy statement seeking WeWork shareholders’ approval of the Transactions, in accordance with the provisions of this Agreement (including the Term Sheet) and applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder;

(f) promptly pay in full, in cash, when due all reasonable, documented, and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with their respective engagement letters or fee letters with the Company Parties;

(g) promptly pay in full, in cash, when due all reasonable, documented, and invoiced fees, costs, and out-of-pocket expenses of the SoftBank Advisors in accordance with their respective engagement letters or fee letters;

(h) if the Company Parties receive an unsolicited proposal or expression of interest in writing with respect to an Alternative Transaction, within twenty-four hours of the receipt of such proposal or expression of interest, notify the Advisors of the receipt thereof, with such notice to include the material terms thereof to the extent in accordance with any applicable confidentiality obligations of the Company Parties;

(i) conduct its business in the ordinary course substantially consistent with past practice and in light of then-current market conditions, and use its commercially reasonable efforts to (i) preserve intact its material business organization, (ii) maintain in effect all of its material foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations required to operate its business, and (iii) preserve relationships with its material landlords, customers, suppliers, and others having material business relationships with it to the extent practicable (it being understood that the Company Parties may modify or end any such relationships in the ordinary course of business as necessary); provided that, for the avoidance of doubt, the Company Parties may amend agreements in the ordinary course of business or in connection with, or as contemplated by, the Transactions;

(j) maintain its good standing under the Laws of the state or other jurisdictions in which they are incorporated or organized;

(k) inform counsel to SoftBank and counsel to the Consenting Noteholders as soon as reasonably practicable (and in any event within two (2) Business Days of such actual knowledge) after becoming aware of the following (to the extent not previously disclosed to counsel to SoftBank and counsel to the Consenting Noteholders prior to the Execution Date): (i) the occurrence, or failure to occur, of any event of which any Company Party has knowledge which the occurrence or failure to occur of any such event would be reasonably likely to permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance that exists which it knows, or reasonably believes is likely, to be a material impediment to the implementation of or preclude consummation of the Transaction, (iii) receipt of any written notice from any governmental, judicial, or regulatory body or any stock exchange regarding any approval necessary or advisable to consummate the Transactions; (iv) any notice or written threat of any commencement of any voluntary or involuntary insolvency proceedings, legal suit for payment of material debt, or securement of material security from or by any Person in respect of any Company Party; (v) any notice or written threat of any commencement of any proceeding commenced relating to the Transactions, including notifying the Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions; and (vi) provide the Advisors, SoftBank, or the Consenting Noteholders, as applicable, upon reasonable advance written notice to the Company Parties, timely and reasonable responses to all reasonable diligence requests and other information reasonably requested or reasonably necessary to consummate the Transactions, including “know your customer” and like materials, which documentation and information shall be subject to any applicable confidentiality restrictions to which SoftBank or any Consenting Noteholder may be subject; provided that the Company Parties shall not be required to distribute or share any portion of any document that is subject to work-product or other attorney-client privilege, where applicable Law prohibits such distribution, or is subject to confidentiality obligations of the Company Parties that prevent distribution;

(l) if any Company Party has actual knowledge of a breach by any Company Party of such Company Party’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto;

(m) upon reasonable request of SoftBank or any Consenting Noteholder, inform the SoftBank Advisors or the Ad Hoc Group Advisors, respectively, as to (i) any material change in the business or financial (including liquidity) performance of the Company Parties (taken as a whole) and (ii) the status and progress of the Transactions, including any material changes thereto;

(n) on and subject to the terms and conditions of the Backstop Commitment Agreement, conduct the Exchange Offers and Consent Solicitations pursuant to, and in accordance with, the Offering Memorandum, this Agreement, the Term Sheet, and the Backstop Commitment Agreement; and

(o) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, (i) take all commercially reasonable steps necessary to eliminate any such impediment, including notifying the Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions, and (ii) negotiate, subject to applicable Laws and regulations, in good faith appropriate additional or alternative provisions to eliminate any such impediments; provided that (A) the material terms of the Transactions as contemplated herein and in the Term Sheet shall be substantially preserved and (B) the additional or alternative provisions cannot have a material and adverse impact on the consideration or economic treatment of SoftBank or the Consenting Noteholders in the Transactions.

6.02. Negative Commitments. Except as (x) set forth in Section 7, or (y) expressly contemplated by this Agreement, during the Agreement Effective Period, each of the Company Parties shall not, directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere or that would be inconsistent with the acceptance, implementation, or consummation of the Transactions, other than as permitted herein; or

(b) seek, solicit, participate in, negotiate, encourage, propose, support, or vote for any Alternative Transaction;

(c) take any action that is inconsistent in any material respect with or would have a material adverse impact upon, or that is intended to or reasonably likely to frustrate, impede, or delay approval, implementation, or consummation of, the Transactions described in this Agreement;

(d) consummate, or enter into a binding agreement to consummate, any Alternative Transaction;

(e) (i) form, designate, acquire, or otherwise create a “Unrestricted Subsidiary” as defined in the Existing Documents or (ii) enter into any transaction with (including by selling or transferring property or assets to, or purchasing or acquiring property or assets from) any “Unrestricted Subsidiary”; provided that the Company shall be permitted to do transactions contemplated in this Section 6.02(e), in addition to other customary investments and merger and acquisition transactions, in an aggregate amount not to exceed $100 million, in each case solely to the extent the proceeds of such transactions are reinvested in the Company Parties, and any such transactions shall not be deemed a breach of this Agreement if such cap is not exceeded;

(f) amend its organizational documents; provided that the Company Parties may increase their authorized shares in connection with the Transactions and take actions to effectuate the Governance Term Sheet;

(g) enter into any material merger, consolidation, disposition, recapitalization, acquisition, loan, investment, dividend, incurrence of indebtedness or liens, or other material transaction outside of the ordinary course of business, other than as contemplated by the Transactions; provided that (i) the Parties expressly acknowledge that the adoption and operation of a Stockholder Rights Plan, as delivered to Davis Polk & Wardwell LLP (as counsel to the Ad Hoc Group) on March 15, 2023 (subject to revisions that are (A) necessary to implement clause (b) of Section 8.05 or (B) not adverse to the Ad Hoc Group) shall not constitute a breach by any Company Party under this Agreement and (ii) the Company Parties may (A) incur up to $250 million of additional indebtedness (which indebtedness may be secured) provided that any draw request under the NPA must be made in accordance with the terms of the Term Sheet and (B) replace letters of credit under the Credit Agreement without violating this Agreement;

(h) incur any material liens, security interests, or encumbrances outside of the ordinary course of business, other than as contemplated by the Transactions or in connection with the incurrence of any permitted indebtedness under Section 6.02(g);

(i) make any payment in satisfaction of any existing funded indebtedness other than as required under the Existing Documents or as contemplated by the Transactions; or

(j) make any material investments, acquire any material assets, or dispose or sell any material assets outside of the ordinary course of business, other than as contemplated by the Transactions and Section 6.02(e).

Section 7. Additional Provisions Regarding Company Parties’ Commitments.

7.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Company Party or the board of directors, board of managers, or similar governing body of any Company Party, based on the advice of outside legal counsel, in good faith, to take any action or to refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement. The Company Parties shall notify the Advisors of any determination to take any action or to refrain from taking any action pursuant to this Section 7.01 within twenty-four hours following such determination. This Section 7.01 shall not impede any Party’s right to terminate this Agreement pursuant to Section 12 hereof, including on account of any action or inaction any Company Party or a governing body of such Company Party may take pursuant to this Section 7.01.

7.02. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8. Transfer of Interests and Securities .

8.01. During the Agreement Effective Period and subject to Section 8.05, neither SoftBank nor any Consenting Noteholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in any Company Claims/Equity Interests to any non-Affiliate or any other Person that is not SoftBank or a Consenting Noteholder (with respect to SoftBank, the foregoing shall include any Transfer in connection with a resale of any 5.00% Unsecured Notes, Series I, or Secured Notes, in each case pursuant to the terms of the applicable NPA and, during the Agreement Effective Period, SoftBank agrees not to (a) request or initiate any resale transaction in respect of any 5.00% Unsecured Notes, Series I, or Secured Notes, in each case pursuant to the terms of the applicable NPA, or (b) exchange any 5.00% Unsecured Notes, Series I, for 5.00% Unsecured Notes, Series II, including pursuant to the terms of the 5.00% Unsecured Notes Indenture). Notwithstanding the foregoing sentence, during the Agreement Effective Period, SoftBank and any Consenting Noteholder may Transfer such ownership to any respective Affiliate, including any Affiliate in which it may hold a direct or indirect beneficial interest, or to any Consenting Noteholder or its Affiliate or any other entity (other than with respect to the Secured Notes, which may not be transferred by SoftBank to any Person who is not an Affiliate of SoftBank that is already, or by joinder becomes, a Party to this Agreement), if:

(a) in the case of any Company Claims/Equity Interests, the authorized transferee is either (i) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (iii) an institutional “accredited investor” (within the meaning of the Rules), or (iv) SoftBank or a Consenting Noteholder; and

(b) either (i) the transferee executes and delivers to counsel to the Company Parties, no later than one Business Day after the proposed Transfer, a Transfer Agreement or (ii) the transferee is SoftBank or a Consenting Noteholder and the transferee provides notice of such Transfer (including the amount and type of Company Claims/Equity Interests transferred) to counsel to the Company Parties no later than one Business Day after the proposed Transfer.

8.02. Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Equity Interests. Any Transfer in violation of Section 8 shall be void ab initio.

8.03. This Agreement shall in no way be construed to preclude SoftBank or the Consenting Noteholders from acquiring additional Company Claims/Equity Interests; provided, however, that (a) such additional Company Claims/Equity Interests shall automatically and immediately upon acquisition by SoftBank or a Consenting Noteholder, as applicable, be deemed subject to this Agreement, including the covenants set forth in Section 4 and Section 5 (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties, SoftBank, or the Consenting Noteholders), (b) SoftBank or such Consenting Noteholder, as applicable, must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties at or prior to such acquisition, and (c) any such acquisition shall be subject to the provisions of Section 8.05.

8.04. This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling SoftBank or any Consenting Noteholder to Transfer any of its Company Claims/Equity Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

8.05. From the Agreement Effective Date until the earlier to occur of the Closing Date and the Termination Date, and except as described in the Term Sheet or Definitive Documents: (a) SoftBank shall not (i) claim any worthless stock deduction with respect to the Equity Interests of WeWork for any tax period including or prior to the Agreement Effective Period, (ii) acquire or pledge, encumber, assign, sell, or otherwise Transfer, offer, or contract to pledge, encumber, assign, sell, or otherwise Transfer, in whole or in part, directly or indirectly, any portion of its right, title, or interests in any of its shares, stock, or other Equity Interests in WeWork, or (iii) acquire any outstanding indebtedness of any Company Party, in the case of clause (a)(ii) of this Section 8.05, to the extent such acquisition or Transfer (including any such pledge, encumbrance, assignment, sale, or other transaction or event)

could result in an “ownership change” of any Company Party for purposes of Section 382 of the Internal Revenue Code and, in the case of clause (a)(iii) of this Section 8.05, to the extent such acquisition would reasonably be expected to result in the application of Section 108(e)(4) of the Internal Revenue Code and (b) for purposes of the Stockholder Rights Plan, the Ad Hoc Group shall not be treated as a single “entity” as defined under U.S. Department of Treasury Regulations Section 1.382-3(a)(1) solely as a result of its members’ participation in the Transactions; provided, however, that, (1) with respect to clause (a)(ii) of this Section 8.05, the Company Parties shall evaluate in good faith any acquisition or Transfer that would otherwise violate the provisions of this Section 8.05 and, if the Company Parties reasonably determine that such Transfer would not result in an “ownership change” of any Company Party under Section 382 of the Internal Revenue Code when viewed in the aggregate with any other proposed Transfers, such Transfer shall be permitted upon written notice by the Company Parties, and (2) with respect to clause (a)(iii) of this Section 8.05, the Company Parties shall evaluate in good faith any acquisition of outstanding indebtedness that would otherwise violate the provisions of this Section 8.05 and, if the Company Parties reasonably determine that such acquisition would not result in the application of Section 108(e)(4) of the Internal Revenue Code; provided, further, that prior to any Company Party giving consent to any acquisition or Transfer pursuant to the foregoing proviso, such acquisition or Transfer shall be subject to the written consent, not to be unreasonably withheld, conditioned or delayed, of SoftBank and the Required Consenting Noteholders.

Section 9. Representations and Warranties.

(a) Each of SoftBank and each Consenting Noteholder severally, and not jointly, represents and warrants that, as of the date SoftBank and such Consenting Noteholder, respectively, executes and delivers this Agreement and as of the Closing Date (subject to any Transfers made pursuant to Section 8):

(i) it is the beneficial or record owner of the face amount of its respective Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial owners of such Company Claims/Equity Interests reflected on, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected on, SoftBank’s or such Consenting Noteholder’s, as applicable, signature page to this Agreement or a Transfer Agreement, as applicable (as it may be updated pursuant to Section 8);

(ii) it has the full power and authority to act on behalf of, vote, tender, and consent to matters concerning such Company Claims/Equity Interests;

(iii) such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way SoftBank’s or such Consenting Noteholder’s, as applicable, ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(iv) it has the full power to vote, consent, approve changes to, and transfer all of its Company Claims/Equity Interests as contemplated by this Agreement subject to applicable Law;

(v) solely with respect to holders of Company Claims/Equity Interests, (i) it is either (A) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional “accredited investor” (within the meaning of the Rules), and (ii) any securities acquired by SoftBank or such Consenting Noteholder, as applicable, in connection with the Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act;

(b) each of WeWork, the Issuer, the Co-Issuer, and each “Guarantor” under each of the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture as of the date hereof, severally, and not jointly, represents and warrants that, as of the Execution Date and as of the applicable date of the consummation of any of the Transactions, it is not, and after giving effect to the offering and sale of the securities pursuant to the Transactions as contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder; and

(c) to the best of the Company Parties’ knowledge, the diligence materials and other information concerning the Company Parties that the Company Parties or their advisors provided to any other Party were true and correct in all material respects when such materials or information were provided.

Section 10. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party that, as of the date such Party executes and delivers this Agreement and as of the Closing Date:

(a) it is validly existing and in good standing under the Laws of the state of its organization, and has all requisite corporate, partnership, limited liability company, or other organizational power and authority to enter into this Agreement and to carry out the Transactions contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

(b) this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(c) except as expressly provided in this Agreement (including the Term Sheet), no consent or approval is required by any other Person or Entity in order for it to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement other than (i) those required by the New York Stock Exchange or such other applicable stock exchange on which WeWork’s Class A common stock, par value $0.0001 per share, is then listed, including with respect to obtaining stockholder approval, if applicable, and (ii) negotiation and entry into applicable intercreditor arrangements as contemplated by the Transactions with the applicable parties under the Credit Agreement;

(d) except as expressly provided in this Agreement (including the Term Sheet), the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, (i) violate any provision of Law, rule, or regulation applicable to it or any of its subsidiaries or conflict in any material respect with any Law or regulation applicable to it or its articles of association, memorandum of association, or other constitutional documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(e) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement;

(f) as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(g) except as expressly provided by this Agreement, it is not party to any restructuring support or similar agreements or arrangements regarding the equity or indebtedness of any of the Company Parties that have not been disclosed to all Parties to this Agreement.

Section 11. Indemnification.

11.01. Without limiting any Company Party’s obligations under the Existing Documents, the Definitive Documents, or any related guarantees, security documents, agreements, amendments, instruments, or other relevant documents, the Company Parties, jointly and severally, agree to indemnify, pay, and hold harmless each Consenting Noteholder and each of its Affiliates and SoftBank and all of their respective officers, directors, members, managers, partners, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, claims, damages, actions, obligations, penalties, judgments, suits, costs, expenses, disbursements, and liabilities, joint or several, of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party, and including any out of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations) on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of, in connection with, or as a result of (a) this Agreement, the Transactions, the Definitive Documents, or any related guarantees, security documents, agreements, instrument, or other documents, (b) the negotiation, formulation, preparation, execution, delivery, or performance of the foregoing, or (c) any actual claim, litigation, investigation, or proceeding relating to the foregoing, regardless of whether any Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated (such foregoing amounts, “Losses,” and such Company Party obligation, the “Indemnification Obligations”). The Company Parties shall reimburse each Indemnified Party reasonably promptly upon written demand therefor (together with reasonable backup documentation supporting such reimbursement request). No Indemnified Party shall be entitled to indemnity hereunder in respect of any Losses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Losses arise from (i) the bad faith, gross negligence, or willful misconduct by such Indemnified Party, (ii) the willful and material breach of this Agreement by such Indemnified Party, or (iii) any disputes solely among Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.

11.02. Notwithstanding anything to the contrary contained in this Agreement, the Indemnification Obligations set forth herein (a) shall survive the expiration or termination of this Agreement, (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consenting Noteholders, SoftBank, or any other Indemnified Party, and (c) shall be binding on any successor or assign of the Company Parties and the successors or assigns to any substantial portion of its business and assets.

Section 12. Termination Events.

12.01. SoftBank and Consenting Noteholder Termination Events. This Agreement may be terminated by SoftBank or the Required Consenting Noteholders by the delivery to the Company Parties and the other Parties (including the other Consenting Noteholders) of a written notice in accordance with Section 14.10 upon the occurrence of the following events:

(a) the breach in any material respect by a Company Party of any of the respective undertakings, representations, warranties, covenants, or obligations of the Company Parties set forth in this Agreement or any Definitive Document that (i) is materially adverse to SoftBank or the Consenting Noteholders, as applicable, seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after SoftBank or such terminating Consenting Noteholders transmit a written notice in accordance with Section 14.10 detailing any such breach;

(b) with respect to SoftBank, the breach in any material respect by one or more of the Consenting Noteholders of any of the respective undertakings, representations, warranties, covenants, or other obligations of the Consenting Noteholders set forth in this Agreement or any other agreement to be entered into by them in connection with the Transactions that (i) is materially adverse to SoftBank and (ii) remains uncured for five (5) Business Days after SoftBank transmits a written notice in accordance with Section 14.10 detailing any such breach;

(c) with respect to the Required Consenting Noteholders, the breach in any material respect by SoftBank of any of the respective undertakings, representations, warranties, covenants, or obligations of SoftBank set forth in this Agreement or any other agreement to be entered into by SoftBank in connection with the Transactions (it being understood, notwithstanding anything to the contrary in this Agreement, that a breach of SoftBank’s obligations pursuant to Section 4.01(f) will not give rise to any right for the Required Consenting Noteholders to terminate this Agreement) that (i) is materially adverse to the Consenting Noteholders seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 14.10 detailing any such breach;

(d) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after SoftBank or the Required Consenting Noteholders, as applicable, transmit a written notice in accordance with Section 14.10 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by SoftBank, the Required Consenting Noteholders, or any individual Consenting Noteholder if such Party sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;

(e) any Company Party (i) publicly announces its intention to pursue, consummates, or enters into a binding agreement to consummate an Alternative Transaction, (ii) exercises its rights, or provides notice under, Section 7.01, or (iii) publicly announces its intention to not pursue the Transactions;

(f) any Company Party has breached, in any material respect, any of its material obligations under the Existing Documents; provided that such breach has not been waived or cured pursuant to the relevant documents;

(g) the occurrence of a default set forth in any of the Existing Documents; provided that such default has not been expressly waived or cured pursuant to the relevant Existing Documents;

(h) the failure of the Company Parties to pay the documented and invoiced fees, costs, and out-of-pocket expenses of (i) the Ad Hoc Group Advisors in accordance with Section 6.01(f) and (ii) the SoftBank Advisors in accordance with Section 6.01(g);

(i) there shall have occurred any event or condition that has had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) with respect to the Required Consenting Noteholders, a Company Party or SoftBank agrees to a Definitive Document or makes an amendment, or modification to such Definitive Document and such document, amendment, or modification is not in form reasonably acceptable to the Required Consenting Noteholders to the extent required under Section 3.01, and, with respect to SoftBank, a Company Party or the Required Consenting Noteholders agree to a Definitive Document or makes an amendment, or modification to such Definitive Document and such document, amendment, or modification is not in form reasonably acceptable to SoftBank to the extent required under Section 3.01;

(k) the entry of an order for relief pursuant to section 303(h) of title 11 of the United States Code with respect to any involuntary bankruptcy proceeding against WeWork or any of its material subsidiaries;

(l) with respect to the Required Consenting Noteholders, the termination of this Agreement in accordance with its terms by SoftBank;

(m) with respect to SoftBank, the termination of this Agreement in accordance with its terms by the Required Consenting Noteholders;

(n) the termination of this Agreement in accordance with its terms by the Company Parties;

(o) the Backstop Commitment Agreement, the SoftBank Commitment Agreement, or the Third-Party Commitment Agreement shall cease to be in full force and effect with respect to all parties thereto; provided that, with respect to the Third-Party Commitment Agreement ceasing to be in full force and effect with respect to all parties thereto, the Company Parties shall have fifteen days to replace the related commitment thereunder in a manner satisfactory to SoftBank and the Required Consenting Noteholders before rights under this Section 12.01(o) may be exercised;

(p) with respect to the Required Consenting Noteholders, Goldman Sachs International Bank, the Ad Hoc Group, and the Company Parties shall have not agreed on the material terms of either or both of the Pari Passu Intercreditor Agreement or the First Lien/Second Lien/Third Lien Intercreditor Agreement, in each case, by the Commencement Date; or

(q) the Outside Date shall have occurred.

12.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.10 upon the occurrence of any of the following events:

(a) the breach in any material respect by SoftBank or one or more of the Consenting Noteholders of any provision set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that remains uncured for a period of five (5) Business Days after the receipt by the Company Parties of notice of such breach;

(b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, that proceeding with any of the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law;

(c) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after any Company Party transmits a written notice in accordance with Section 14.10 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any of the Company Parties if it sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;

(d) the termination of this Agreement in accordance with its terms by either the Required Consenting Noteholders or SoftBank;

(e) the Backstop Commitment Agreement, the SoftBank Commitment Agreement, or the Third-Party Commitment Agreement shall cease to be in full force and effect with respect to all parties thereto;

(f) SVF Endurance shall have failed to sign a Joinder to this Agreement by March 23, 2023 or such later date as agreed by the Company Parties; or

(g) the Outside Date with respect to such terminating Party shall have occurred.

12.03. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) each Company Party; (b) SoftBank; and (c) the Required Consenting Noteholders.

12.04. Automatic Termination. This Agreement shall terminate automatically as to all Parties upon:

(a) any Company Party or any of its respective material subsidiaries commencing insolvency proceedings, including (i) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (iii) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for a Company Party for a substantial part of its assets, or (v) making a general assignment or arrangement for the benefit of creditors; provided in each case that such insolvency proceeding is not dismissed, vacated, or otherwise closed within five (5) Business Days following notice thereof to the Company Parties by an Advisor;

(b) the entry of an order, judgment, or decree adjudicating the Company Parties or any of their respective material subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the Company Parties or any of their respective material subsidiaries under the Bankruptcy Code; provided that such order, judgment, or decree is not overturned or vacated within ten (10) Business Days following notice thereof to the Company Parties by an Advisor;

(c) the taking of any binding corporate action by any of the Company Parties or any of their respective material subsidiaries in furtherance of any action described in Section 12.04(a) or Section 12.04(b); or

(d) the occurrence of the Closing Date.

12.05. Effect of Termination. Except as set forth in Section 14.19, upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against SoftBank or any Consenting Noteholder, (b) any right of SoftBank, or the ability of SoftBank, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or any Consenting Noteholder, or (c) any right of any Consenting Noteholder, or the ability of any Consenting Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party, SoftBank, or any other Consenting Noteholder. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.01(d), Section 12.02(b), or Section 12.02(c). Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b).

Section 13. Amendments and Waivers.

(a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

(b) This Agreement, including the Term Sheet, may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in writing signed by each Company Party, SoftBank, and the Required Consenting Noteholders; provided that to the extent such modification, amendment, or supplement has a material, disproportionate, and adverse effect on any Consenting Noteholder, then the consent of such affected Consenting Noteholder shall also be required, or if such consent cannot be obtained, such Consenting Noteholder can (upon the effectiveness of such modification, amendment, or supplement) terminate the Agreement as to itself only.

(c) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.

(d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 14. Miscellaneous.

14.01. Acknowledgement; Obligations Several. Notwithstanding any other provision herein, no securities of WeWork are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of WeWork. The Consenting Noteholders are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act. Notwithstanding that this Agreement is being executed by multiple Consenting Noteholders, the obligations of the Consenting Noteholders under this Agreement are several and neither joint nor joint and several. No Consenting Noteholder shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Noteholder under this Agreement, and nothing contained herein, and no action taken by any Consenting Noteholder pursuant hereto shall be deemed to constitute any Consenting Noteholders as a partnership, an association, or joint venture of any kind, or create a presumption that the Consenting Noteholders are in any way acting other than in their individual capacities. Without limiting the obligations set forth in this Agreement, none of the Consenting Noteholders shall have any fiduciary duty or other similar duties or responsibilities in any kind or form to each other, the Company Parties, or any of the lenders, noteholders, or stakeholders of any Company Party as a result of this Agreement or the transactions contemplated hereby. Each Consenting Noteholder acknowledges that no other Consenting Noteholder will be acting as agent of such Consenting Noteholder in connection with monitoring such Consenting Noteholder’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions.

14.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules, including the Term Sheet. Subject to Section 3.01, in the event of any inconsistency between this Agreement (without reference to the Term Sheet or the other exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, the exhibits, annexes, and schedules thereto (including the Term Sheet) shall govern; provided, however, that, in the event of any inconsistency between the Term Sheet and any of the Definitive Documents, the applicable Definitive Document shall govern.

14.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Transactions.

14.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

14.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the jurisdiction of each such court described in this Section 14.05, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding.

14.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party (a) certifies that, as of the Execution Date, no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.06.

14.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

14.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties, SoftBank, and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties, SoftBank, and the Consenting Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

14.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. With the exception of the Special Committee solely as it relates to Section 4.01(f), there are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or Entity other than as provided in Section 8. For the avoidance of doubt, the Special Committee is an express third-party beneficiary of Section 4.01(f) and may enforce the obligations in Section 4.01(f) against SoftBank.

14.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, New York 10019

Attention: Chief Legal Officer

E-mail address: ####

with copies to (which shall not constitute notice hereof):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:     Josh Sussberg, P.C., Sophia Hudson, P.C., and

                     Sharon Freiman

E-mail address: ####

                          ####

                          ####

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Chad Husnick, P.C. and Joshua Altman

E-mail address: ####

         ####

(b)	if to SoftBank, to:

SoftBank Vision Fund II-2, L.P.

c/o SB Global Advisers Limited

69 Grosvenor Street

London, W1K 3JP

United Kingdom

Attention: Legal Department

E-mail address: ####

with a copy to:

1 Circle Star Way

San Carlos, CA 94070

Attention: Legal Department

E-mail address: ####

StarBright WW LP

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

Attention: Legal Department

E-mail address: ####

with copies to (which shall not constitute notice hereof):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Kevin Bostel and Corey Chivers

E-mail address: ####

                          ####

and

Weil, Gotshal & Manges LLP

700 Louisiana Street, Suite 1700

Houston, Texas 77002

Attention: Gabriel Morgan

E-mail address: ####

(c) if to a Consenting Noteholder, to the address and e-mail address set forth on such Consenting Noteholder’s signature page to this Agreement, with copies to (which shall not constitute notice hereof):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10166

Attention: Eli J. Vonnegut and Pedro J. Bermeo

E-mail address: ####

                          ####

Any notice given by delivery, mail, or courier shall be effective when received.

14.11. Independent Due Diligence and Decision Making. Each of SoftBank and each Consenting Noteholder hereby confirms that its respective decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

14.12. Waiver. If the Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

14.13. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

14.14. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

14.15. Publicity; Non-Disclosure. The Company Parties shall deliver drafts to counsel to the Consenting Noteholders and counsel to SoftBank of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement to the general public (each a “Public Disclosure”), to the extent reasonably practicable, at least two calendar days before making any such disclosure, and counsel to the Consenting Noteholders and counsel to SoftBank shall be authorized to share such Public Disclosure with their respective clients that have entered into a Confidentiality Agreement with a Company Party. Any Public Disclosure shall be reasonably acceptable to the Required Consenting Noteholders and SoftBank. Under no circumstances may any Party make any public disclosure of any kind that would disclose either: (a) the holdings of any Consenting Noteholder or the holding of Secured Notes Claims or Unsecured Notes Claims of SoftBank (including on the signature pages of the Consenting Noteholders or SoftBank, as applicable, which shall not be publicly disclosed or filed) or (b) the identity of any Consenting Noteholder without the prior written consent of such Consenting Noteholder unless required by applicable Law; provided, however, notwithstanding the foregoing, the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Noteholders, and each Consenting Noteholder hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms hereof, in any filings by the Company Parties with the SEC, or as otherwise required by applicable Law.

14.16. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

14.17. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

14.18. Capacities of SoftBank and the Consenting Noteholders. Each of SoftBank and each Consenting Noteholder have each entered into this agreement on account of all Company Claims/Equity Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Equity Interests.

14.19. Survival. Notwithstanding (a) any Transfer of any Company Claims/Equity Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations in Section 6.01(f), Section 6.01(g), Section 11, Section 12.05, Section 14 (other than Section 14.03), and the Confidentiality Agreements shall survive such Transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

14.20. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including pursuant to Section 3.01, Section 13, or otherwise, including a written approval by the Company Parties, SoftBank, or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including electronic mail) between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, in each case without representations or warranties of any kind on behalf of such counsel.

14.21. Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require SoftBank, any of its respective Affiliates, or any of their respective directors, officers, managers, shareholders, or members (in such Person’s capacity as a director, officer, manager, shareholder, or member, as applicable) to take any action, or to refrain from taking any action, if taking such action or refraining from taking such action would violate such Person’s fiduciary duties to WeWork or any other obligations under applicable Law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

[Signature pages immediately follow.]

Company Parties’ Signature Pages to

the Transaction Support Agreement

WEWORK INC.

WEWORK COMPANIES LLC

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

[Signature Page to Transaction Support Agreement]

655 15TH STREET NW TENANT LLC
1701 RHODE ISLAND AVENUE NORTHWEST
TENANT LLC
80 M STREET SE TENANT LLC

By:	/s/ Pamela Swidler
Name: Pamela Swidler
Title: Secretary

[Signature Page to Transaction Support Agreement]

GUARANTORS:
1 BEACON STREET TENANT LLC
1 BELVEDERE DRIVE TENANT LLC
1 GLENWOOD AVE TENANT LLC
1 LINCOLN STREET TENANT LLC
1 MILK STREET TENANT LLC
1 POST STREET TENANT LLC
1 SOUTH DEARBORN STREET TENANT LLC
1 UNION SQUARE WEST HQ LLC
10 EAST 38TH STREET TENANT LLC
10 EAST 40TH STREET HQ LLC
100 BAYVIEW CIRCLE TENANT LLC
100 BROADWAY TENANT LLC
100 S STATE STREET TENANT LLC
100 SUMMER STREET TENANT LLC
10000 WASHINGTON BOULEVARD TENANT LLC
1001 WOODWARD AVE TENANT LLC
1003 EAST 4TH PLACE TENANT LLC
101 EAST WASHINGTON STREET TENANT LLC
101 MARIETTA STREET NORTHWEST TENANT LLC
101 NORTH 1ST AVENUE TENANT LLC
10250 CONSTELLATION TENANT LLC
1031 SOUTH BROADWAY TENANT LLC
10585 SANTA MONICA BOULEVARD TENANT LLC
10845 GRIFFITH PEAK DRIVE TENANT LLC
10885 NE 4TH STREET TENANT LLC
109 S 5TH STREET TENANT LLC
10900 STONELAKE BOULEVARD TENANT LLC
1099 STEWART STREET TENANT LLC
11 PARK PL TENANT LLC
110TH AVENUE NORTHEAST TENANT LLC
110 CORCORAN STREET TENANT LLC
110 WALL MANAGER LLC
1100 15TH STREET NW TENANT LLC
1100 LUDLOW STREET TENANT LLC
1100 MAIN STREET TENANT LLC
1111 BROADWAY TENANT LLC
1111 WEST 6TH STREET TENANT LLC
1114 W FULTON MARKET Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

1115 BROADWAY Q LLC
1115 HOWELL MILL ROAD TENANT LLC
1115 W FULTON MARKET Q LLC
115 BROADWAY TENANT LLC
115 EAST 23RD STREET TENANT LLC
1150 SOUTH OLIVE STREET TENANT LLC
1155 PERIMETER CENTER WEST TENANT LLC
1155 WEST FULTON STREET TENANT LLC
1156 6TH AVENUE TENANT LLC
117 NE 1ST AVE TENANT LLC
1175 PEACHTREE TENANT LLC
11801 DOMAIN BLVD TENANT LLC
12 EAST 49TH STREET TENANT LLC
12 SOUTH 1ST STREET TENANT LLC
120 WEST TRINITY PLACE TENANT LLC
1200 17TH STREET TENANT LLC
1200 FRANKLIN AVENUE TENANT LLC
1201 3RD AVENUE TENANT LLC
1201 WILLS STREET TENANT LLC
1201 WILSON BLVD TENANT LLC
12130 MILLENNIUM DRIVE TENANT LLC
1240 ROSECRANS TENANT LLC
125 S CLARK STREET TENANT LLC
125 WEST 25TH STREET TENANT LLC
12655 JEFFERSON BLVD TENANT LLC
128 SOUTH TRYON STREET TENANT LLC
130 5TH AVENUE TENANT LLC
130 MADISON AVENUE TENANT LLC
130 W 42ND STREET TENANT LLC
1305 2ND STREET Q LLC
1330 LAGOON AVENUE TENANT LLC
1333 NEW HAMPSHIRE AVENUE
NORTHWEST TENANT LLC
135 E 57TH STREET TENANT LLC
135 MADISON AVE TENANT LLC
1372 PEACHTREE STREET NE TENANT LLC
1389 PEACHTREE STREET NORTHWEST TENANT LLC
1400 LAVACA STREET TENANT LLC
1410 BROADWAY TENANT LLC
1411 4TH AVENUE TENANT LLC
142 W 57TH STREET TENANT LLC
1430 WALNUT STREET TENANT LLC
1440 BROADWAY TENANT LLC
1448 NW MARKET STREET TENANT LLC
1449 WOODWARD AVENUE TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

145 W 45TH STREET TENANT LLC

1450 BROADWAY TENANT LLC

1453 3RD STREET PROMENADE Q LLC

1455 MARKET STREET TENANT LLC

1460 BROADWAY TENANT LLC

148 LAFAYETTE STREET TENANT LLC

149 5TH AVENUE TENANT LLC

149 MADISON AVENUE TENANT LLC

15 WEST 27TH STREET TENANT LLC

150 4TH AVE N TENANT LLC

152 3RD STREET TENANT LLC

1525 11TH AVE TENANT LLC

1535 BROADWAY TENANT LLC

154 W 14TH STREET TENANT LLC

1547 9TH STREET HQ LLC

1557 WEST INNOVATION WAY TENANT LLC

1560 BROADWAY TENANT LLC

16 EAST 34TH STREET TENANT LLC

160 VARICK STREET TENANT LLC

160 W SANTA CLARA ST TENANT LLC

1600 7TH AVENUE TENANT LLC

1601 ELM STREET TENANT LLC

1601 MARKET STREET TENANT LLC

1601 VINE STREET TENANT LLC

161 AVENUE OF THE AMERICAS TENANT LLC

1615 PLATTE STREET TENANT LLC

1619 BROADWAY TENANT LLC

166 GEARY STREET HQ LLC

1660 LINCOLN STREET TENANT LLC

167 N GREEN STREET TENANT LLC

1700 LINCOLN STREET TENANT LLC

1725 HUGHES LANDING BOULEVARD TENANT LLC

1730 MINOR AVENUE TENANT LLC

17300 LAGUNA CANYON ROAD TENANT LLC

177 E COLORADO BLVD TENANT LLC

1775 TYSONS BOULEVARD TENANT LLC

18 WEST 18TH STREET TENANT LLC

180 GEARY STREET HQ LLC

180 SANSOME STREET TENANT LLC

1814 FRANKLIN ST Q LLC

18191 VON KARMAN AVENUE TENANT LLC

1825 SOUTH GRANT STREET TENANT LLC

1828 WALNUT ST TENANT LLC

183 MADISON AVENUE Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

1840 GATEWAY DR TENANT LLC
185 MADISON AVENUE TENANT LLC
18691 JAMBOREE ROAD TENANT LLC
1875 K STREET NW TENANT LLC
1881 BROADWAY HQ LLC
1900 MARKET STREET TENANT LLC
1900 POWELL STREET TENANT LLC
1910 NORTH OLA AVENUE TENANT LLC
1920 MCKINNEY AVE TENANT LLC
195 MONTAGUE STREET TENANT LLC
199 WATER STREET TENANT LLC
2 BELVEDERE DRIVE TENANT LLC
2 EMBARCADERO CENTER TENANT LLC
2 NORTH LASALLE STREET TENANT LLC
20 W KINZIE TENANT LLC
200 BERKELEY STREET TENANT LLC
200 MASSACHUSETTS AVE NW TENANT LLC
200 PORTLAND TENANT LLC
200 SOUTH BISCAYNE BLVD TENANT LLC
200 SOUTH ORANGE AVENUE TENANT LLC
200 SPECTRUM CENTER DRIVE TENANT LLC
201 SPEAR ST TENANT LLC
2031 3RD AVE TENANT LLC
205 HUDSON STREET TENANT LLC
205 NORTH DETROIT STREET TENANT LLC
21 PENN PLAZA TENANT LLC
210 N GREEN PARTNERS LLC
210 N GREEN PROMOTER LLC
2120 BERKELEY WAY TENANT LLC
21255 BURBANK BOULEVARD TENANT LLC
214 WEST 29TH STREET TENANT LLC
22 CORTLANDT STREET HQ LLC
2201 BROADWAY TENANT LLC
221 6TH STREET TENANT LLC
2211 MICHELSON DRIVE TENANT LLC
222 KEARNY STREET TENANT LLC
222 NORTH SEPULVEDA TENANT LLC
222 S RIVERSIDE PLAZA TENANT LLC
2221 PARK PLACE TENANT LLC
2222 PONCE DE LEON BLVD TENANT LLC
225 SOUTH 6TH ST TENANT LLC
225 W 39TH STREET TENANT LLC
229 WEST 36TH STREET TENANT LLC
231 11 TH AVE TENANT LLC
2323 DELGANY STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

24 FARNSWORTH STREET Q LLC

2-4 HERALD SQUARE TENANT LLC

2401 ELLIOTT AVENUE TENANT LLC

2420 17TH STREET TENANT LLC

2425 EAST CAMELBACK ROAD TENANT LLC

245 LIVINGSTON ST Q LLC

25 WEST 45TH STREET HQ LLC

250 E 200 S TENANT LLC

250 PARK AVENUE TENANT LLC

255 GIRALDA AVENUE TENANT LLC

255 GREENWICH STREET TENANT LLC

255 S KING ST TENANT LLC

2600 EXECUTIVE PARKWAY TENANT LLC

2700 POST OAK BLVD. TENANT LLC

27-01 QUEENS PLAZA NORTH TENANT LLC

2755 CANYON BLVD WW TENANT LLC

28 2ND STREET TENANT LLC

28 WEST 44TH STREET HQ LLC

29 WEST 30TH STREET TENANT LLC

30 HUDSON STREET TENANT LLC

30 WALL STREET TENANT LLC

300 MORRIS STREET TENANT LLC

300 PARK AVENUE TENANT LLC

3000 OLYM BOULEVARD TENANT LLC

3000 S ROBERTSON BLVD Q LLC

3001 BISHOP DRIVE TENANT LLC

3090 OLIVE STREET TENANT LLC

31 ST JAMES AVE TENANT LLC

3101 PARK BOULEVARD TENANT LLC

311 W 43RD STREET TENANT LLC

3120 139TH AVENUE SOUTHEAST TENANT LLC

315 EAST HOUSTON TENANT LLC

316 W 36TH STREET TENANT LLC

316 WEST 12TH STREET TENANT LLC

3200 PARK CENTER DRIVE TENANT LLC

3219 KNOX STREET TENANT LLC

3280 PEACHTREE ROAD NE TENANT LLC

33 ARCH STREET TENANT LLC

33 EAST 33RD STREET TENANT LLC

33 IRVING TENANT LLC

330 NORTH WABASH TENANT LLC

3300 N. INTERSTATE 35 TENANT LLC

332 S MICHIGAN TENANT LLC

333 WEST SAN CARLOS TENANT LLC

3365 PIEDMONT ROAD TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

340 BRYANT STREET HQ LLC
345 4TH STREET TENANT LLC
345 WEST 100 SOUTH TENANT LLC
35 EAST 21ST STREET HQ LLC
353 SACRAMENTO STREET TENANT LLC
35-37 36TH STREET TENANT LLC
360 NW 27TH STREET TENANT LLC
3600 BRIGHTON BOULEVARD TENANT LLC
38 WEST 21ST STREET TENANT LLC
385 5TH AVENUE Q LLC
3900 W ALAMEDA AVE TENANT LLC
391 SAN ANTONIO ROAD TENANT LLC
40 WATER STREET TENANT LLC
400 CALIFORNIA STREET TENANT LLC
400 CAPITOL MALL TENANT LLC
400 CONCAR DRIVE TENANT LLC
400 LINCOLN SQUARE TENANT LLC
400 SPECTRUM CENTER DRIVE TENANT LLC 4005 MIRANDA AVE TENANT LLC
401 SAN ANTONIO ROAD TENANT LLC
404 FIFTH AVENUE TENANT LLC
4041 MACARTHUR BOULEVARD TENANT LLC
405 MATEO STREET TENANT LLC
408 BROADWAY TENANT LLC
410 NORTH SCOTTSDALE ROAD TENANT LLC
414 WEST 14TH STREET HQ LLC
415 MISSION STREET TENANT LLC
419 PARK AVENUE SOUTH TENANT LLC
420 5TH AVENUE Q LLC
420 COMMERCE STREET TENANT LLC
424-438 FIFTH AVENUE TENANT LLC
428 BROADWAY TENANT LLC
429 LENOX AVE TENANT LLC
430 PARK AVENUE TENANT LLC
4311 11TH AVENUE NORTHEAST TENANT LLC
433 HAMILTON AVENUE TENANT LLC
437 5TH AVENUE Q LLC
437 MADISON AVENUE TENANT LLC
44 EAST 30TH STREET HQ LLC
44 MONTGOMERY STREET TENANT LLC
44 WALL STREET HQ LLC
448 NORTH LASALLE STREET TENANT LLC
45 WEST 18TH STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

450 LEXINGTON TENANT LLC
460 PARK AVE SOUTH TENANT LLC
460 WEST 50 NORTH TENANT LLC
475 SANSOME ST TENANT LLC
483 BROADWAY TENANT LLC
49 WEST 27TH STREET HQ LLC
490 BROADWAY TENANT LLC
50 W 28TH STREET TENANT LLC
500 11 TH AVE NORTH TENANT LLC
500 7TH AVENUE TENANT LLC
501 BOYLSTON STREET TENANT LLC
501 EAST KENNEDY BOULEVARD TENANT LLC
501 EAST LAS OLAS BLVD TENANT LLC
501 EASTLAKE TENANT LLC
5049 EDWARDS RANCH TENANT LLC
505 MAIN STREET TENANT LLC
505 PARK AVENUE Q LLC
50-60 FRANCISCO STREET TENANT LLC
511 W 25TH STREET TENANT LLC
515 FOLSOM STREET TENANT LLC
515 N STATE STREET TENANT LLC
5161 LANKERSHIM BOULEVARD TENANT LLC
5215 NORTH O’CONNOR BOULEVARD TENANT LLC
524 BROADWAY TENANT LLC
525 BROADWAY TENANT LLC
53 BEACH STREET TENANT LLC
540 BROADWAY Q LLC
545 BOYLSTON STREET Q LLC
546 5TH AVENUE TENANT LLC
550 7TH AVENUE HQ LLC
550 KEARNY STREET HQ LLC
57 E 11TH STREET TENANT LLC
575 5TH AVENUE TENANT LLC
575 LEXINGTON AVENUE TENANT LLC
5750 WILSHIRE BOULEVARD TENANT LLC
5960 BERKSHIRE LANE TENANT LLC
599 BROADWAY TENANT LLC
6 EAST 32ND STREET WW Q LLC
600 B STREET TENANT LLC
600 CALIFORNIA STREET TENANT LLC
600 H APOLLO TENANT LLC
6001 CASS AVENUE TENANT LLC
601 SOUTH FIGUEROA STREET TENANT LLC
606 BROADWAY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

609 5TH AVENUE TENANT LLC
609 GREENWICH STREET TENANT LLC
609 MAIN STREET TENANT LLC
611 NORTH BRAND BOULEVARD TENANT LLC
615 S. TENANT LLC
625 MASSACHUSETTS TENANT LLC
625 WEST ADAMS STREET TENANT LLC
63 MADISON AVENUE TENANT LLC
65 EAST STATE STREET TENANT LLC
650 CALIFORNIA STREET TENANT LLC
6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC
655 MONTGOMERY ST TENANT LLC
655 NEW YORK AVENUE NORTHWEST TENANT LLC
660 J STREET TENANT LLC
660 NORTH CAPITOL ST NW TENANT LLC
6655 TOWN SQUARE TENANT LLC
67 IRVING PLACE TENANT LLC
6900 NORTH DALLAS PARKWAY TENANT LLC
695 TOWN CENTER DRIVE TENANT LLC
7 WEST 18TH STREET TENANT LLC
700 K STREET NW TENANT LLC
700 SW 5TH TENANT LLC
708 MAIN ST TENANT LLC
71 5TH AVENUE TENANT LLC
71 STEVENSON STREET Q LLC
711 ATLANTIC AVENUE TENANT LLC
725 PONCE DE LEON AVE NE TENANT LLC
7272 WISCONSIN AVENUE TENANT LLC
729 WASHINGTON AVE TENANT LLC
7300 DALLAS PARKWAY TENANT LLC
731 SANSOME STREET TENANT LLC
75 ARLINGTON STREET TENANT LLC
75 E SANTA CLARA STREET TENANT LLC
75 ROCK PLZ TENANT LLC
750 LEXINGTON AVENUE TENANT LLC
750 WHITE PLAINS ROAD TENANT LLC
755 SANSOME STREET TENANT LLC
756 W PEACHTREE TENANT LLC
77 SANDS TENANT LLC
77 SANDS WW CORPORATE TENANT LLC
77 SLEEPER STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

7761 GREENHOUSE RD TENANT LLC
777 6TH STREET NW TENANT LLC
78 SW 7TH STREET TENANT LLC
8 W 40TH STREET TENANT LLC
800 BELLEVUE WAY TENANT LLC
800 MARKET STREET TENANT LLC
800 NORTH HIGH STREET TENANT LLC
801 B. SPRINGS ROAD TENANT LLC
808 WILSHIRE BOULEVARD TENANT LLC
820 18TH AVE SOUTH TENANT LLC
821 17TH STREET TENANT LLC
83 MAIDEN LANE Q LLC
830 BRICKELL PLAZA TENANT LLC
830 NE HOLLADAY STREET TENANT LLC 8305 SUNSET BOULEVARD HQ LLC
8687 MELROSE AVENUE TENANT LLC
8687 MELROSE GREEN TENANT LLC
88 U PLACE TENANT LLC
880 3RD AVE TENANT LLC
881 PEACHTREE STREET NORTHEAST TENANT LLC
8910 UNIVERSITY CENTER LANE TENANT LLC
90 SOUTH 400 WEST TENANT LLC
901 NORTH GLEBE ROAD TENANT LLC
901 WOODLAND ST TENANT LLC
902 BROADWAY TENANT LLC
920 5TH AVE TENANT LLC
920 SW 6TH AVENUE TENANT LLC
9200 TIMPANOGOS HIGHWAY TENANT LLC
925 4TH AVENUE TENANT LLC
925 N LA BREA AVE TENANT LLC
9777 WILSHIRE BOULEVARD Q LLC
980 6TH AVENUE TENANT LLC
9830 WILSHIRE BOULEVARD TENANT LLC
99 CHAUNCY STREET Q LLC
99 HIGH STREET TENANT LLC
BIRD INVESTCO LLC
CITIES BY WE LLC
COMMON DESK DAYMAKER LLC
COMMON DESK HOLDINGS LLC
EUCLID LLC
FIELDLENS LLC
FIVE HUNDRED FIFTH AVENUE HQ LLC INSURANCE SERVICES BY WEWORK LLC LEGACY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

MAILROOM BAR AT 110 WALL LLC
ONE GOTHAM CENTER TENANT LLC
ONE METROPOLITAN SQUARE TENANT LLC PARKMERCED PARTNER LLC
PLAY BY WEWORK LLC
POWERED BY WE LLC
PROJECT CAESAR LLC
PROJECT STANDBY I LLC
PROLIFIC INTERACTIVE LLC
PXWE FACILITY & ASSET MANAGEMENT
SERVICES LLC
SOUTH TRYON STREET TENANT LLC
SPACIOUS TECHNOLOGIES, LLC
THE HUB TENANT LLC
WALTZ MERGER SUB LLC
WE RISE SHELL LLC
WE WORK 154 GRAND LLC
WE WORK 349 5TH AVE LLC
WE WORK MANAGEMENT LLC
WE WORK RETAIL LLC
WEINSURE HOLDCO LLC
WELKIO LLC
WEWORK 156 2ND LLC
WEWORK 175 VARICK LLC
WEWORK 25 TAYLOR LLC
WEWORK 261 MADISON LLC
WEWORK 54 WEST 40TH LLC
WEWORK ASSET MANAGEMENT LLC
WEWORK COMMONS LLC
WEWORK COMPANIES PARTNER LLC
WEWORK CONSTRUCTION LLC
WEWORK HOLDINGS LLC
WEWORK INTERCO LLC
WEWORK LA LLC
WEWORK LABS ENTITY LLC
WEWORK LITTLE WEST 12TH LLC
WEWORK MAGAZINE LLC
WEWORK REAL ESTATE LLC
WEWORK SERVICES LLC
WEWORK SPACE SERVICES LLC
WEWORK WELLNESS LLC
WILDGOOSE I LLC
WW 1010 HANCOCK LLC
WW 107 SPRING STREET LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

WW 11 JOHN LLC
WW 110 WALL LLC
WW 111 WEST ILLINOIS LLC
WW 115 W 18TH STREET LLC
WW 1161 MISSION LLC
WW 120 E 23RD STREET LLC
WW 1328 FLORIDA AVENUE LLC
WW 1550 WEWATTA STREET LLC
WW 1601 FIFTH AVENUE LLC
WW 1875 CONNECTICUT LLC
WW 2015 SHATTUCK LLC
WW 205 E 42ND STREET LLC
WW 210 N GREEN LLC
WW 220 NW EIGHTH AVENUE LLC
WW 222 BROADWAY LLC
WW 2221 SOUTH CLARK LLC
WW 240 BEDFORD LLC
WW 25 BROADWAY LLC
WW 312 ARIZONA LLC
WW 350 LINCOLN LLC
WW 379 W BROADWAY LLC
WW 401 PARK AVENUE SOUTH LLC
WW 5 W 125TH STREET LLC
WW 500 YALE LLC
WW 51 MELCHER LLC
WW 520 BROADWAY LLC
WW 535 MISSION LLC
WW 555 WEST 5TH STREET LLC
WW 5782 JEFFERSON LLC
WW 600 CONGRESS LLC
WW 641 S STREET LLC
WW 718 7TH STREET LLC
WW 745 ATLANTIC LLC
WW 79 MADISON LLC
WW 81 PROSPECT LLC
WW 811 WEST 7TH STREET LLC
WW 85 BROAD LLC
WW 995 MARKET LLC
WW BROOKLYN NAVY YARD LLC
WW BUILDCO LLC
WW ENLIGHTENED HOSPITALITY INVESTOR LLC
WW ONSITE SERVICES AAG LLC
WW ONSITE SERVICES EXP LLC
WW ONSITE SERVICES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

WW ONSITE SERVICES SFI LLC
WW ONSITE SERVICES SUM LLC
WW PROJECT SWIFT DEVELOPMENT LLC
WW PROJECT SWIFT MEMBER LLC
WW VENDORCO LLC
WWCO ARCHITECTURE HOLDINGS LLC
CD LOCATIONS, LLC
COMMON DESK DE, LLC
COMMON DESK OPERATIONS LLC
COMMON DESK OC, LLC
COMMON DESK WEST 7TH, LLC
COMMON COFFEE LLC
MISSIONU PBC
WEWORK SPACE SERVICES INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

700 NORTH MIAMI TENANT LLC WEWORK WORKPLACE LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

SoftBank Vision Fund II-2, L.P. Signature Page

to the Transaction Support Agreement

SOFTBANK VISION FUND II-2, L.P.,

acting by its manager, SB Global Advisers Limited

/s/ Navneet Govil
Name:	Navneet Govil
Title:	Director

Address:

69 Grosvenor Street

London, X0 W1K 3JP

United Kingdom

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

StarBright WW LP Signature Page

to the Transaction Support Agreement

STARBRIGHT WW LP, acting by its general partner STARBRIGHT LIMITED

/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

Address:

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

E-mail address:

Sbgi-legal@softbank.com

[Signature Page to Transaction Support Agreement]

SVF II WW Holdings (Cayman) Limited Signature Page

to the Transaction Support Agreement

SVF II WW HOLDINGS (CAYMAN) LIMITED

/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

Address:

190 Elgin Ave

George Town, Grand Cayman KY1-9008

Cayman Islands

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

SVF II WW (DE) LLC Signature Page

to the Transaction Support Agreement

SVF II WW (DE) LLC

/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

Address:

251 Little Falls Drive

Wilmington, Delaware

United States 19808

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

Consenting Noteholder Signature Page to

the Transaction Support Agreement

[CONSENTING NOTEHOLDER]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche	N/A
Junior Letter of Credit Tranche	N/A
Secured Notes (principal amount)	N/A
5.00% Unsecured Notes, Series I (principal amount)	N/A
5.00% Unsecured Notes, Series II (principal amount)	[•]
7.875% Unsecured Notes (principal amount)	[•]
Equity Interests in WeWork (number of shares)	[•]
Warrants (number of warrants and underlying Equity Interests)	[•] ([•])

[Signature Page to Transaction Support Agreement]

EXHIBIT A

Term Sheet

Transaction Term Sheet > $675mm, including (i) $500mm New 1L Notes which will be offered to all non-SoftBank Public Noteholders and which is backstopped by the ad hoc group (the “AHG”) and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) from third-party, non-SoftBank investor(s) > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank’s drawn amounts being repaid in cash upon consummation of a transaction) New Money > Following the issuance of $500mm of New 1L Notes in connection with the exchange offers, 1L Delayed Draw Notes from third party and SoftBank may be drawn as follows: (i) the first $250m from SoftBank and $125m from third party shall be drawn ratably; (ii) the final $50m from SoftBank and $50m from third party shall be drawn ratably; SoftBank and third party shall be entitled to a 12.5% PIK fee with respect to the portion of any 1L Delayed Draw Notes amount issued and outstanding above $250mm and $125mm, respectively Implementation > Third-party, non-SoftBank Investors to purchase 35mm of primary shares of WeWork at $1.15/share at closing / > Public Noteholders exchange into (i) subject to a New Money commitment, New 2L Exchange Notes and equity, (ii) New 3L Exchange Notes Structure and equity, or (iii) equity ? Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Exchange Offers Company > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into New 2L Convertible Exchange Notes and equity and (ii) $359.5mm of Unsecured Notes into New 3L Convertible Exchange Notes and equity > SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Equitization Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the 20-day volume weighted average common stock price 10 trading days pre and 10 trading days post-announcement of the Exchange (the “Common Equity VWAP”) (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). 1

Transaction Term Sheet (Cont’d) > First lien notes (“New 1L Notes”) from participating Public Noteholders Description > New 1L Notes or New 1L Delayed Draw Notes from SoftBank and third-party, non-SoftBank investors ? New 1L Delayed Draw Notes will be issued under the same indenture as the New 1L Notes, but under three separate series > $675mm, including (i) $500mm offered to all non-SoftBank Public Noteholders and backstopped by the AHG and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) (at the Company’s option) from third-party, non-SoftBank investors at the same terms (including call protection, if drawn) as New 1L Notes Size > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank’s drawn amounts being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes Notes > Drawn: 15.0% (7.0% Cash / 8.0% PIK), payable semi-annually / Undrawn: None Interest Rate Draw > Default Rate: 2% Delayed Backstop Fee > 5.0% PIK to the AHG ($500mm backstopped from AHG) Maturity > August 15, 2027 1L New > Secured on a first lien basis by all assets (subject to exclusions customary for facilities of this nature and on terms satisfactory to the AHG and / SoftBank) consistent with the collateral securing the LC Facility Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / 1L New Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 1L Notes of each applicable series separately (the “Required 1L Noteholders”) CoC > Callable at 101% of par, “Change of Control” to be defined in a manner acceptable to the AHG and SoftBank > NC – 18 months from closing / par thereafter (subject to make-whole protection (to be defined in a manner acceptable to the AHG and Prepayment SoftBank) during non-call period) > Equity Claw: WeWork may repay 35% of outstanding principal at 115.0% during non-call period > At the signing date, a third-party, non-SoftBank investors will have committed to purchase 35mm of primary shares of WeWork at $1.15/share Equity Option at closing (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). 2

Transaction Term Sheet (Cont’d) 111 Description > Second lien exchange notes (“New 2L Exchange Notes”) > 7.875% Notes: 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate Convertible) > Default Rate: 2%—(Non > 101 equity claw for life Prepayment Notes > 101 refi call protection Maturity > August 15, 2027 Exchange > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Convertible Exchange Notes and (iii) senior to the New 3L 2L New Exchange Notes and the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Exchange Notes of each applicable series separately 3

Transaction Term Sheet (Cont’d) 111 Description > Second lien convertible exchange notes (“New 2L Convertible Exchange Notes”) > $250mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 2L Convertible Exchange Notes + 15 cents Exchange Price of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate > Default Rate: 2% Prepayment > 101 equity claw for life Notes > 101 refi call protection Exchange Maturity > August 15, 2027 > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Exchange Notes and (iii) senior to the New 3L Exchange Convertible Notes and the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. 2L New Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Convertible Exchange Notes of each applicable series separately > The holder has the option to convert its New 2L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion Option > 18 months after closing date, 2L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 4

Transaction Term Sheet (Cont’d) 111 Description > Third lien exchange notes (“New 3L Exchange Notes”) > 7.875% Notes: 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually ertible) Interest Rate Conv > Default Rate: 2%—> 101 equity claw for life (Non Prepayment Notes > 101 refi call protection Maturity > August 15, 2027 Exchange > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu 3L New with the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Exchange Notes of each applicable series separately 5

Transaction Term Sheet (Cont’d) 111 Description > Third lien convertible exchange notes (“New 3L Convertible Exchange Notes”) > $359.5mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 3L Convertible Exchange Notes + 15 Exchange Price cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment Notes > 101 refi call protection Exchange Maturity > August 15, 2027 > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu Convertible with the New 3L Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. 3L New Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Convertible Exchange Notes > The holder has the option to convert its New 3L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion Option > 18 months after closing date, the 3L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 6

Transaction Term Sheet (Cont’d) 111 Senior Tranche > $960mm Junior Tranche > $470mm Rate > Senior LC Tranche: 6.0% > Junior LC Tranche: 3M SOFR + 9.90% Maturity > Senior LC Tranche: March 14, 2025 > Junior LC Tranche: March 7, 2025 > SVFII reimbursement obligations and LC commitments under the LC Facility dynamically reduce dollar-for-dollar with LC utilization burn down (as provided in the existing LC credit facility documents) Facility > SVFII shall only be obligated to reimburse existing LCs; credit support shall not be extended for new LCs; LCs shall not be issued to secure LC new leases SVFII > Subject to acceptable amendments to the LC Facility documents, SVFII shall continue to provide credit support under the existing credit facility until August 15, 2027 and shall work with Bank Lenders to continue to extend the maturity dates for the facility Obligations > Senior + Junior Upfront Fees payable May 2024 (150 bps) / August 2024 (50 bps)(1) > PIK Accrual Fees accrued through 2027 and payable at the earliest of maturity, acceleration and termination of the LC Facility ? 7.045% Senior LC Fee Accrual Start: February 10, 2024 ? 6.500% Junior LC Fee Accrual Start: November 30, 2023 Security/ > Existing collateral Guarantees > Pledge of 100% of equity interests of WW Worldwide C.V. > Subject to participation in pro rata share of New Money commitment, Public Noteholders have the option to exchange (i) at 90% of par into a New Money combination of (x) 75 cents of New 2L Exchange Notes and (y) 15 cents of common equity at the Common Equity VWAP or (ii) at 90% of par Participants into equity at a per share conversion price equal to the Common Equity VWAP Exchange ? Any and all accrued or deferred portion of coupon paid in cash at closing Non-New Money > Public Noteholders offered the ability to exchange (i) at 90% of par into a combination of (x) 75 cents of 3L Exchange Notes and (y) 15 cents Notes Participants of equity or (ii) at 90% of par into equity at a per share conversion price equal to the Common Equity VWAP Public Minimum > Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Company Participation Negative Covenants > Participating Public Noteholders to consent to stripping substantially all restrictive covenants in 7.875% Notes and 5.000% Notes indentures (1) Reflects current agreed deferral terms. 7

Transaction Term Sheet (Cont’d) > SoftBank to roll its $250mm existing drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes > Any and all accrued or deferred portion of coupon and fees paid in cash at closing > Remaining $200mm of $500mm Senior Secured Notes commitment to be canceled at closing > Prior to closing, the remaining $250mm Senior Secured Notes commitment may be drawn by the Company in separate draws, each subject to Secured Notes the terms of the NPA and subject to the following schedule: a request of no more than $50mm which may be made no earlier than April 1, 2023; a subsequent request of no more than $75mm which may be made no earlier than May 1, 2023; another subsequent request of no more than $75mm which may be made no earlier than June 1, 2023 and, if applicable, $50mm thereafter (provided all outstanding Senior Secured Notes, including any accrued but unpaid interest thereon, shall be repaid in cash to SoftBank at closing, except that a principal amount of up to $300mm of then outstanding Senior Secured Notes may, at the Company’s election, either (i) be repaid in cash at closing in consideration for the issuance of up to $300mm of New 1L Delayed Draw Notes or (ii) remain outstanding and be exchanged for up to $300mm of New 1L Notes at closing) SoftBank > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into (x) 75 cents of New 2L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP and (ii) $359.5mm of Unsecured Notes into (x) 75 cents of New 3L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP ? Delayed Draw option shall not impair the ability to uptier SoftBank’s Unsecured Notes into New 2L Convertible Exchange Notes and New 3L Unsecured Notes Convertible Exchange Notes > No Unsecured Notes to remain outstanding; SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the Common Equity VWAP > Any and all accrued or deferred portion of coupon paid in cash at closing > Documentation to provide that, in the event WeWork commences a case under chapter 11 of the Bankruptcy Code, all new first lien notes and Pro Rata Sharing new second lien notes held by SoftBank must be classified with and receive the same treatment as the new first lien notes and new second lien notes held by non SoftBank investors, as applicable 8

Transaction Term Sheet (Cont’d) > The Issuers, the 1L Notes Collateral Agent (as representative for the New Money 1L Noteholders), and Goldman Sachs International Bank (as representative for the “Secured Parties” (as defined in the L/C Credit Agreement)) (“GSIB”), shall enter into an intercreditor agreement based on the existing pari passu intercreditor agreement between the Issuers, GSIB, and the collateral agent under the existing Senior Secured Notes, subject to the below changes and additional technical changes to permit the addition of additional series of pari passu debt > The intercreditor agreement shall provide that (i) (x) prior to the occurrence of an LC Discharge Event (as defined below), GSIB shall be the “controlling agent”, including in any insolvency or liquidation proceeding (the “1L Controlling Agent”) and (y) after the occurrence of an LC Discharge Event, the 1L Notes Collateral Agent shall be 1L Controlling Agent and shall take direction on a majority vote basis with the full principal amount of each applicable series of New 1L Notes deemed to vote as directed by the majority of the holders of the New 1L Notes in such series and (ii) the parties to the intercreditor agreement shall not raise any objection to any debtor(s)-in-possession financing provided by or use of cash collateral under Section 363 of the Bankruptcy Code (or similar or equivalent provision of any other bankruptcy law) by the 1L Controlling Agent > The holders of the New 1L Notes and New 1L Delayed Draw Notes acknowledge and agree that: (i) the first lien secures all obligations under Pari Intercreditor the LC Facility, the New 1L Notes and the New 1L Delayed Draw Notes (collectively, the “First Lien Obligations”) and (ii) to the extent that the Agreement(1) SVF Obligor or any other person funds, pays, prepays, reimburses or cash collateralizes the LC Facility, (a) the SVF Obligor or such other person shall be subrogated to the rights of the Secured Parties and (b) the claims arising from such funding, payment, prepayment, reimbursement or cash collateralization shall rank pari passu in payment and security with the New 1L Notes and the New 1L Delayed Draw Notes. The holders of the New 1L Notes and New 1L Delayed Draw Notes agree that they shall not challenge the validity, enforceability or priority of claims, whether arising from subrogation or otherwise, of the SVF Obligor or such other person or the validity, enforceability or priority of any liens securing such claims of the SVF Obligor or such other person > “LC Discharge Event” means (i) the “Date of Full Satisfaction” under the LC Credit Agreement, (ii) the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor under the LC Credit Agreement (whether by the WeWork Obligors, the SVF Obligor or any other person), in each case, in full and in cash, including any funding, payment, prepayment, reimbursement or cash collateralization or prepayment in accordance with Sections 11.1 or 11.2 of the LC Credit Agreement or the Parent Indemnity, in each case, in full and in cash, or (iii) the SVF Obligor being subrogated to the rights of the Secured Parties as a result of the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor pursuant to Sections 11.1 or 11.2 of the LC Credit Agreement, in each case, in full and in cash > Affiliates of the Company shall only be entitled to vote their New 2L Notes in a dollar amount up to their respective amount of New 2L Notes held as of the Closing Date (inclusive of all subsequent PIK accruals) for purposes of voting on any plan of reorganization proposed in the Voting bankruptcy proceedings of the Company or any Guarantor; provided, that such plan treats the New 2L Notes owned by Affiliates in the same manner in which it treats the New 2L Notes held by non-Affiliates > Customary for facilities of this nature and to be on terms satisfactory to the AHG and SoftBank Events of Default > To include cross-default (without additional grace period) provisions for any Event of Default following the expiration of a grace period under the LC Facility or other material indebtedness(2) (1) Capitalized terms used in this section but not defined herein shall have the meanings ascribed to them in the LC Credit Agreement. (2) This Event of Default shall apply only to the New 1L Indenture. 9

Transaction Term Sheet (Cont’d) > Customary resale registration rights for each party receiving equity securities pursuant to the transactions herein (including for the avoidance of doubt, the participating Public Noteholders), including: ? The filing of registration statements on Form S-3 (or such other form if the Company is not then eligible to use such form (provided, that the Company shall use its reasonable best efforts to remain eligible to use Form S-3 in all circumstances for so long as the Company has obligations hereunder)) as follows: o For members of the AHG, no later than the first Business Day following the settlement of the Exchange Offers described herein o For all other Public Noteholders who participate in any Exchange Offer and who provide the notice and questionnaire set forth in the Offering Memorandum relating to the Exchange Offers no later than the 15th Business Day after the settlement of the Exchange Offers, such initial registration statement shall be filed no later than the 20th Business Day after the date of settlement of the Exchange Offers, Registration Rights ? Using commercially reasonable efforts to obtain effectiveness of such registration statements as soon as possible under applicable U.S. securities laws and maintaining the effectiveness of (i) the registration statement covering the resale of shares held by the AHG until the date on which all such shares of Class A Common Stock have been sold and (ii) the registration statement covering the resale of shares held by other Public Noteholders until the earliest of: (1) two years after the first date of original issuance of the New 1L Notes and (2) the date on which all such shares of Class A Common Stock have been sold. ? Customary piggyback registration rights for the AHG in the case of any primary offering of equity securities by the Company within 2 years of the settlement of the notes issued from the Exchange Offers ? Registration rights will be subject to customary blackout periods ? Customary expenses and indemnification provisions will be included as part of the registration rights > Without limiting any rights currently held, SoftBank will be granted registration rights comparable to those granted to the AHG Fees and Expenses & > The fees and expenses incurred by Covered 1L Noteholders and Covered 2L Noteholders (each, defined below)(1) in administering and enforcing Indemnification their respective notes will be paid by the Issuers and/or the Guarantors. Ratings > Company to use best efforts to obtain a rating for the New 1L Notes and New 2L Exchange Notes (1) “Covered 1L Noteholders” shall mean a group of holders of New 1L Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 1L Notes at any time. “Covered 2L Noteholders” shall mean a group of holders of New 2L Exchange Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 2L Exchange Notes at any time. 10

EXHIBIT B

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [•], 2023 (the “Agreement”),1 by and among the Company Parties, SoftBank, and the Consenting Noteholders, including the transferor to the Transferee of any Company Claims/Equity Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof, and shall be deemed a [“Consenting Noteholder” under the terms of the Agreement][SoftBank entity for purposes of Sections [•] only of the Agreement].2

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote, tender, or consent, as applicable, of the Transferor if such vote, tender, or consent was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche
Junior Letter of Credit Tranche
Secured Notes (principal amount) 5.00% Unsecured Notes, Series I (principal amount) 5.00% Unsecured Notes, Series II (principal amount) 7.875% Unsecured Notes (principal amount)
Equity Interests in WeWork (number of shares)
Warrants (number of warrants and underlying Equity Interests)

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.
[2]	Joinder to be revised as appropriate for SoftBank entity.

EXHIBIT C

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [•], 2023 (the “Agreement”),3 by and among the Company Parties, SoftBank, and the Consenting Noteholders and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a [“Consenting Noteholder” under the terms of the Agreement][SoftBank entity for purposes of Sections [•] only of the Agreement].4

The Joinder Party specifically agrees to be bound by the terms and subject to the conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Agreement.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche
Junior Letter of Credit Tranche
Secured Notes (principal amount) 5.00% Unsecured Notes, Series I (principal amount) 5.00% Unsecured Notes, Series II (principal amount) 7.875% Unsecured Notes (principal amount)
Equity Interests in WeWork (number of shares)
Warrants (number of warrants and underlying Equity Interests)

[3]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.
[4]	Joinder to be revised as appropriate for SoftBank entity.

EXHIBIT D

Backstop Commitment Agreement

EXHIBIT E

Governance Term Sheet